Exhibit (j)




                         CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated November 15, 1999 in the Registration Statement (Form N-1A) of Kemper Small Capitalization Equity Fund and its incorporation by reference in the related Prospectus and Statement of Additional Information of Kemper Equity Funds/Growth Style, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 48 to the Registration Statement under the Securities Act of 1933 (File No. 2-29804) and in this Amendment No. 48 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-1702).



                                                            /s/Ernst & Young LLP
                                                            ERNST  & YOUNG LLP



Chicago, Illinois
January 26, 2000